Exhibit 99.1

The J.G. Wentworth Company
Budgeted Segment Adjusted EBITDA for fiscal year 2017

Note: Terms used herein are not necessarily separately defined, and recipients should view Exhibit 99.2 for reconciliation of items.

2017 Budget
(In thousands)
Structured Settlements Segment
Adjusted Revenues
Spread revenues	$106,127
Other revenues	19,544
Total Adjusted Revenues	$125,671

Adjusted Expenses
Advertising	44,754
Interest expense	6,692
Compensation and benefits	20,237
General and administrative	15,367
Professional and consulting	12,665
Provision for losses	2,916
Total Adjusted Expenses	102,631
Less: Corporate expenses	7,815
Structured Settlements Segment Adjusted EBITDA	$15,225

Home Lending Segment
Drivers
Loans closed - units	15,961
Loans closed - volume	$3,923,552

Adjusted Revenues
Gain on sale of mortgages held for sale	$93,765
Mortgage servicing rights ("MSR") strip income - net	8,260
MSR UPB flow capitalization	16,293
MSR valuation adjustment	4,757
Net change in MSRs	21,050
Interest income	8,807
Total Adjusted Revenues	$131,882

Adjusted Expenses
Advertising	$19,938
Interest expense	8,236
Compensation and benefits	56,291
General and administrative	7,088
Professional and consulting	1,835
Direct subservicing costs	9,876
Provision for losses	3,586
Total Adjusted Expenses	$106,850
Home Lending Segment Adjusted EBITDA	$25,032